EXHIBIT 23.01

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-71481 and No. 333-85638) and Form S-3 (No. 333-82542) of Entercom Communications Corp. of our report dated February 13, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

\s\ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 1, 2004